    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1998



                                                      REGISTRATION NO. 333-60913

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TOYOTA MOTOR CREDIT CORPORATION

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                       95-3775816
   (State of incorporation)             (I.R.S. Employer
                                     Identification Number)

                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-1310

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ALAN COHEN, ESQ.
                                GENERAL COUNSEL
                        TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-1310

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                          DAVID J. JOHNSON, JR., ESQ.
                          DIANA HUNT RICHARDSON, ESQ.
                             O'Melveny & Myers LLP
                             400 South Hope Street
                         Los Angeles, California 90071
                                 (213) 430-6000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                 AMOUNT TO         PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                     BE              OFFERING PRICE        AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED          REGISTERED(1)(2)(3)      PER UNIT(4)      OFFERING PRICE(4)    REGISTRATION FEE
Debt Securities..........................     $5,031,395,000             100%           $5,031,395,000        $1,268,500


(1) In U.S. Dollars or the equivalent thereof in one or more foreign or composite currencies.


(2) Includes $138,105,000 aggregate principal amount of the Registrant's Debt Securities which were previously registered under its Registration Statement on Form S-3 (Registration No. 33-50674) and remain unsold as of the date hereof and $593,290,000 aggregate principal amount of the Registrant's Debt Securities which were previously registered under its Registration Statement on Form S-3 (Registration No. 33-52359) and remain unsold as of the date hereof. As permitted by Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Amendment No. 1 to Registration Statement on Form S-3 will be used in connection with the offering of such previously registered and unsold Debt Securities and the Debt Securities covered hereby. The registration fee specified in the table has been computed on the basis of $4,300,000,000 principal amount of Debt Securities covered hereby (which amount was paid on August 7, 1998 with the original filing of this Registration Statement), prior to including the previously registered and unsold Debt Securities referred to above. The requisite registration fees with respect to such previously registered and unsold Debt Securities were paid upon the filing of the Registration Statement on Form S-3 (Registration No. 33-50674) and the Registration Statement on Form S-3 (Registration No. 33-52359).



(3) Plus such additional principal amount as may be necessary such that the aggregate initial offering price of all Debt Securities, if any, issued with original issue discount will equal their aggregate principal amount at maturity.



(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 18, 1998


PROSPECTUS

                                     [LOGO]

                        TOYOTA MOTOR CREDIT CORPORATION

                                DEBT SECURITIES

                               ------------------


    Toyota Motor Credit Corporation ("TMCC") may offer from time to time its senior unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), in an aggregate principal amount of not more than $5,031,395,000 (the initial offering price of Debt Securities sold at a discount to face will be used for purposes of the limitation and the face amount of Debt Securities sold at a premium to face will be used for purposes of the limitation) or, if applicable, the equivalent thereof in any other currency or currencies. The Debt Securities may be offered as a single series or as two or more separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in a Prospectus Supplement or Prospectus Supplements.


    The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, the initial public offering price, the proceeds to TMCC and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. As used herein, Debt Securities shall include debt securities denominated in United States dollars or, at the option of TMCC if so specified in an applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index.

    The Debt Securities may be sold directly by TMCC, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of TMCC or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement. The net proceeds to TMCC from such sale also will be set forth in the applicable Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1998.

    THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT HERETO.

                             AVAILABLE INFORMATION

    TMCC is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the Public Reference Room of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citibank Center, Suite 1800, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Copies of such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which an issue of TMCC's debt securities is listed. Electronic filings made through the Electronic Gathering Analysis and Retrieval System are publicly available through the Commission's website at http://www.sec.gov.

    TMCC has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which may be examined without charge at the public reference facilities maintained by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    TMCC's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998 are incorporated in and made a part of this Prospectus. All documents filed by TMCC with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. A statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    TMCC WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO TOYOTA MOTOR CREDIT CORPORATION, 19001 SOUTH WESTERN AVENUE, TORRANCE, CALIFORNIA 90509, ATTENTION: TREASURY, TELEPHONE NUMBER (310) 787-1310.

                        TOYOTA MOTOR CREDIT CORPORATION

    TMCC provides retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. TMCC is a wholly owned subsidiary of Toyota Motor Sales, U.S.A., Inc. ("TMS"). TMS is primarily engaged in the wholesale distribution of automobiles, light trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS' products are either manufactured by its affiliates or are purchased from Toyota Motor Corporation ("TMC"), the indirect parent of TMS, or TMC's affiliates. TMCC and its subsidiaries are collectively referred to herein as the "Company."

    TMCC was incorporated in California on October 4, 1982, and commenced operations in May 1983. TMCC's principal executive offices are located in the TMS headquarters complex at 19001 South Western Avenue, Torrance, California 90509, and its telephone number is (310) 787-1310.

                                USE OF PROCEEDS

    Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Debt Securities will be added to TMCC's general funds and will be available for the purchase of earning assets and for the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings or may be invested in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities may be issued from time to time as a single series or in two or more separate series. The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities"), and the extent to which such general provisions may apply to the Offered Debt Securities, will be described in a Prospectus Supplement relating to such Offered Debt Securities.

    The Debt Securities will be issued under an indenture, dated as of August 1, 1991, as amended and supplemented by a first supplemental indenture dated as of October 1, 1991, as such indenture may be further amended from time to time (the "Indenture"), between TMCC and the trustee with respect to one or more series of Debt Securities designated in the applicable Prospectus Supplement or Prospectus Supplements (the "Trustee"). The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and holders of the Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Debt Securities and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

    THE DEBT SECURITIES WILL BE OBLIGATIONS SOLELY OF TMCC AND WILL NOT BE OBLIGATIONS OF, OR DIRECTLY OR INDIRECTLY GUARANTEED BY, TMS, TMC OR ANY OF THEIR AFFILIATES.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by TMCC for each series. As of the date of this Prospectus, TMCC has authorized the issuance under the

Indenture of up to $12,600,000,000 aggregate principal amount of debt securities (the initial offering price of Debt Securities sold at a discount to face is used for purposes of this limitation and the face amount of Debt Securities sold at a premium to face is used for purposes of this limitation) of which approximately $7,568,605,000 aggregate principal amount have previously been issued.


    The Debt Securities will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Offered Debt Securities, including: (i) the aggregate principal amount and denominations of such Debt Securities; (ii) the date on which such Debt Securities will mature; (iii) the date or dates on which the principal of such Debt Securities is payable, if other than on maturity, or the method of determination thereof; (iv) the rate or rates per annum (which may be fixed or variable), or the formula for determining such rate or rates, at which such Debt Securities will bear interest, if any; (v) the dates on which such interest, if any, will be payable; (vi) the Place of Payment or transfer with respect to such Debt Securities; (vii) the provisions for redemption or repayment of such Debt Securities, if any, including the redemption and/or repayment price or prices and any remarketing arrangements relating thereto; (viii) the sinking fund requirements or amortization provisions, if any, with respect to such Debt Securities; (ix) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more currencies; (x) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in either form; (xi) if TMCC will pay Additional Amounts in respect of Debt Securities held by a person who is not a U.S. person in respect of specified taxes, assessments or other governmental charges, under what circumstances TMCC will pay such Additional Amounts and whether TMCC has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (xii) whether such Debt Securities will be issued in whole or in part in the form of one or more global securities and, in such case, the Depositary for such global securities; (xiii) the title of such Debt Securities, the series of which such Debt Securities shall be a part and the Trustee with respect to such Debt Securities; and (xiv) any other terms of such Debt Securities. Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby. The variable terms of the Debt Securities are subject to change from time to time, but no such change will affect any Debt Security already issued or as to which an offer to purchase has been accepted by TMCC.

    The provisions of the Indenture described above provide TMCC with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue or a series of Debt Securities and issue additional Debt Securities of such issue or series.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium and interest, if any, on Debt Securities will be made at the office of such Paying Agent or Paying Agents as TMCC may designate from time to time, except that at the option of TMCC payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee with respect to the Debt Securities of the related series, acting through its Corporate Trust Office, will be designated as TMCC's sole Paying Agent for payments with respect to Debt Securities of such series. TMCC may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that TMCC will be required to maintain a Paying Agent in each Place of Payment for such series. All moneys paid by TMCC to a Paying Agent for the payment of principal of or premium or interest, if any, on any Debt Security which remain unclaimed at the end of one year after such principal, premium or interest shall have become due and payable will be repaid to TMCC, and the Holder of such Debt Security or any coupon will thereafter look only to TMCC for payment thereof.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole by the Depositary for such Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on any such global Debt Security and the material terms of the depositary arrangement with respect to any such global Debt Security.

CERTAIN COVENANTS

    The Debt Securities will not be secured by mortgage, pledge or other lien. TMCC has covenanted in the Indenture not to pledge or otherwise subject to any lien any property or assets of TMCC unless the Debt Securities are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant does not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

        (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

        (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

        (c) any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

        (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

        (e) any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

        (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

        (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single-investor lease transactions; and

        (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in clauses (a) through (g) above, provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

    "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

SUCCESSOR CORPORATION

    The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form satisfactory to each Trustee, all of the obligations of TMCC under the Debt Securities and the Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Indenture, a Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

SUPPLEMENTAL INDENTURES

    Supplemental indentures may be entered into by TMCC and the appropriate Trustee with the consent of the Holders of 66 2/3% in principal amount of any series of outstanding Debt Securities, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment, provided that no supplemental indenture may, among other things, reduce the principal amount of or interest on any Debt Securities, change the maturity date of the principal, the interest payment dates or other terms of payment or reduce the percentage in principal amount of outstanding Debt Securities of any series the consent of whose Holders is necessary to modify or alter the Indenture, without the consent of each Holder of Debt Securities affected thereby. Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

EVENTS OF DEFAULT

    The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events and such other events as may be established for the Debt Securities of a particular series: (i) default in payment of principal on the Debt Securities of such series; (ii) default in payment of any interest on the Debt Securities of such series and continuance of such default for a period of 30 days; (iii) default in the deposit of any sinking fund payment with respect to Debt Securities of such series when and as due; (iv) default in the performance, or breach, of any other covenant or warranty of TMCC in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than such series) continued for 60 days after appropriate notice; and (v) certain events of bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. If an Event of Default occurs and is continuing, the appropriate Trustee or the Holders of at least 25% in aggregate principal amount of Debt Securities of each series affected thereby may declare the Debt Securities of such series to be due and payable. Any past default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series, except in a case of failure to pay principal of, or premium, if any, or interest on such Debt Securities for which payment had not been subsequently made or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series. TMCC will be required to file with each Trustee annually an officer's certificate as to the absence of certain defaults. The appropriate Trustee may withhold notice to Holders of any series of Debt Securities of any default with respect to such series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such Holders to do so.

    Subject to the provisions of the Indenture relating to the duties of a Trustee in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of a Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of such series.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the Debt Securities of any series upon the satisfaction of certain conditions, including the payment in full of the principal of, and premium, if any, and interest on all of the Debt Securities of such series or the deposit with the appropriate Trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the Indenture.

DEFEASANCE

    TMCC may terminate certain of its obligations under the Indenture with respect to the Debt Securities of any series, including its obligations to comply with the restrictive covenants set forth in the Indenture (see "Certain Covenants") with respect to the Debt Securities of such series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the appropriate Trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the Debt Securities of such series to their maturity in accordance with the terms of the Indenture and the Debt Securities of such series. In such event, the appropriate Trustee will receive an opinion of counsel stating that such deposit and termination will not have any federal income tax consequences to the Holders.

REGARDING THE TRUSTEES

    The Indenture contains certain limitations on the right of a Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A Trustee is permitted to engage in other transactions with TMCC; provided, however, that if a Trustee acquires any conflicting interest it must eliminate such conflict or resign.

    The Indenture provides that, in case an Event of Default has occurred and is continuing, a Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth TMCC's ratio of earnings to fixed charges for the periods shown.


                             NINE MONTHS ENDED
                                 JUNE 30,                            SEPTEMBER 30,
                            -------------------   ----------------------------------------------------
                              1998       1997       1997       1996       1995       1994       1993
                            --------   --------   --------   --------   --------   --------   --------
RATIO OF EARNINGS TO
 FIXED CHARGES(1)........      1.24       1.32       1.31       1.32       1.42       1.60       1.56


------------------------

(1) The ratio of earnings to fixed charges was computed by dividing (i) the sum of income before income taxes and fixed charges by (ii) fixed charges. Fixed charges consist primarily of interest expense net of the effect of noninterest-bearing advances. In March 1987, TMCC guaranteed payments of principal and interest on $58 million principal amounts of bonds issued in connection with the Kentucky manufacturing facility of an affiliate. As of June 30, 1998, TMCC has not incurred any fixed charges in connection with such guarantee and no amount is included in any ratio of earnings to fixed charges. Effective June 17, 1998, TMCC has guaranteed payments of principal and interest on $40 million principal amount of flexible rate demand solid waste disposal revenue bonds issued by Putnam County, West Virginia, maturing in June 2028, issued in connection with the West Virginia manufacturing facility subsidiary of Toyota Motor Manufacturing, U.S.A., Inc., an affiliate of TMCC.

                              PLAN OF DISTRIBUTION

    TMCC may sell the Debt Securities through underwriters or agents or directly to purchasers. A Prospectus Supplement will set forth the names of such underwriters or agents, if any.

    The Debt Securities may be sold to underwriters for their own account and may be resold to the public from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. A Prospectus Supplement will set forth any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    The Debt Securities may be sold directly by TMCC, or through agents designated by TMCC from time to time. A Prospectus Supplement will set forth any commission payable by TMCC to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

    The net proceeds to TMCC from the sale of the Debt Securities will be the purchase price of the Debt Securities less any such discounts or commissions and the other attributable expenses of issuance and distribution.

    TMCC will agree to indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments underwriters or agents may be required to make in respect thereof.

                                 LEGAL MATTERS

    The validity of the Debt Securities offered hereby will be passed upon for TMCC by Alan Cohen, Esq., General Counsel of TMCC. Unless otherwise specified in an applicable Prospectus Supplement, O'Melveny & Myers LLP will act as counsel for the underwriters or agents, if any.

                                    EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of TMCC for the year ended September 30, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


    With respect to the unaudited consolidated financial information of TMCC for the three-month periods ended December 31, 1997 and 1996, the three- and six-month periods ended March 31, 1998 and 1997, and the three- and nine-month periods ended June 30, 1998 and 1997, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 12, 1998, May 7, 1998 and August 13, 1998, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. PricewaterhouseCoopers LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been incorporated by reference. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of sections 7 and 11 of the Securities Act.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses of this offering are estimated as follows:

SEC Registration Fee...........................................  $1,268,500
Printing and engraving expenses................................      30,000
Legal fees and expenses........................................     150,000
Accounting fees and expenses...................................      50,000
Trustees fees..................................................      35,000
Miscellaneous..................................................      15,000
                                                                 ----------
    Total......................................................  $1,548,500
                                                                 ----------
                                                                 ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

    TMCC's Bylaws authorize TMCC to indemnify its officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

ITEM 16.  EXHIBITS.


  EXHIBIT NO.    DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------
      4.1(a)(1)  Indenture dated as of August 1, 1991 between TMCC and The Chase Manhattan Bank, N.A.

      4.1(b)(2)  First Supplemental Indenture dated as of October 1, 1991 among TMCC, Bankers Trust Company and
                   The Chase Manhattan Bank, N.A.

      5.1        Opinions of Alan Cohen, Esq., General Counsel of TMCC, and O'Melveny & Myers LLP.

     12.1(3)     Calculation of ratio of earnings to fixed charges.

     15.1        Accountants Awareness Letter.

     23.1        Consent of PricewaterhouseCoopers LLP.

     23.2        Consent of Alan Cohen, Esq., General Counsel of TMCC (included in Exhibit 5.1).

     23.3        Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

     24.1(4)     Power of Attorney.

  EXHIBIT NO.    DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------
     25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan
                   Bank.

     25.2        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust
                   Company.


------------------------

(1) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-52359.

(2) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-42854.


(3) Incorporated herein by reference to the same numbered exhibits filed with TMCC's Annual Report on Form 10-K, File No. 1-9961, for the fiscal year ended September 30, 1997 and TMCC's Quarterly Report on Form 10-Q, File No. 1-9961 for the quarterly period ended June 30, 1998.



(4) Previously filed.


ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 17th day of August, 1998.



                                TOYOTA MOTOR CREDIT CORPORATION

                                By:             /s/ GEORGE E. BORST
                                     -----------------------------------------
                                                  George E. Borst
                                     SENIOR VICE PRESIDENT AND GENERAL MANAGER



    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of August, 1998.



          SIGNATURE                                  TITLE
------------------------------  ------------------------------------------------

       GEORGE E. BORST*         Senior Vice President, General Manager and
------------------------------    Director
       George E. Borst            (principal executive officer)

        NOBU SHIGEMI*
------------------------------  Senior Vice President, Treasurer and Director
         Nobu Shigemi             (principal financial officer)

       GREGORY WILLIS*
------------------------------  Vice President-Finance and Administration
        Gregory Willis            (principal accounting officer)

        DOUGLAS WEST*
------------------------------                      Director
         Douglas West

         YALE GIESZL*
------------------------------                      Director
         Yale Gieszl

        ROBERT PITTS*
------------------------------                      Director
         Robert Pitts



*By:     /s/ GEORGE E. BORST
      -------------------------
           George E. Borst
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT NO.    DESCRIPTION
---------------  ----------------------------------------------------------------------------------------------------
      4.1(a)(1)  Indenture dated as of August 1, 1991 between TMCC and The Chase Manhattan Bank, N.A.

      4.1(b)(2)  First Supplemental Indenture dated as of October 1, 1991 among TMCC, Bankers Trust Company and The
                   Chase Manhattan Bank, N.A.

      5.1        Opinions of Alan Cohen, Esq., General Counsel of TMCC, and O'Melveny & Myers LLP.

     12.1(3)     Calculation of ratio of earnings to fixed charges.

     15.1        Accountants Awareness Letter.

     23.1        Consent of PricewaterhouseCoopers LLP.

     23.2        Consent of Alan Cohen, Esq., General Counsel of TMCC (included in Exhibit 5.1).

     23.3        Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

     24.1(4)     Power of Attorney.

     25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

     25.2        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust Company.


------------------------

(1) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-52359.

(2) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-42854.


(3) Incorporated herein by reference to the same numbered exhibits filed with TMCC's Annual Report on Form 10-K, File No. 1-9961, for the fiscal year ended September 30, 1997 and TMCC's Quarterly Report on Form 10-Q, File No. 1-9961 for the quarterly period ended June 30, 1998.



(4) Previously filed.

                                    APPENDIX
              DESCRIPTION OF TOYOTA MOTOR CREDIT CORPORATION LOGO

    The words "Toyota Motor Credit Corporation" are set forth in red block capital letters and are surrounded by a red box. Next to the name of the corporation, inside the box, are the initials "TMCC" in red block capital letters surrounded by a red box.